UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2007 (August 3, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on August 9, 2007 to provide the required financial statements relating to our acquisition of a 70% indirect ownership interest in a master-planned mixed-use development in Frisco, Texas (“Frisco Square”) consisting of approximately 49.5 acres of entitled and unimproved land. Existing improvements include 114 multifamily units, approximately 57,000 square feet of retail space, and approximately 43,500 square feet of office and restaurant space, as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Frisco Square that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2007 (Unaudited) and for the year ended December 31, 2006	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2007 (Unaudited) and for the year ended December 31, 2006	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	8

	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2007	9

	Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2007	10

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	11

	Unaudited Notes to Pro Forma Consolidated Financial Statements	12

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Frisco Square for the year ended December 31, 2006. This Historical Summary is the responsibility of Frisco Square’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of Frisco Square’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of Frisco Square for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 12, 2007

Frisco Square
Statements of Revenues and Certain Operating Expenses
for the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

	Six Months	Year Ended
	Ended	December 31,
	June 30, 2007	2006
	(unaudited)
Revenues
Rental income	$1,316,426	$2,350,331
Tenant reimbursement and other income	217,683	330,838
	1,534,109	2,681,169

Expenses
Property operating expenses	454,130	889,839
Property taxes	406,004	626,721
Management fees	53,839	94,476
General and administrative expenses	110,286	236,700
Interest expense	401,081	786,461
Total expenses	1,425,340	2,634,197

Revenues in excess of certain operating expenses	$108,769	$46,972

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2007(unaudited) and for the Year Ended December 31, 2006.

Frisco Square

Notes to the Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007 (Unaudited) and

For the Year Ended December 31, 2006

1. ORGANIZATION AND BASIS OF PRESENTATION

On August 3, 2007, Behringer Harvard Opportunity REIT I, Inc. (“the Company”) acquired a 70% indirect ownership interest in three four-story buildings and one tract of land (collectively, “Frisco Square”). Two of Frisco Square’s buildings include three floors of residential multifamily housing and one floor of retail space, and the other building includes three floors of office space and one floor of retail space. Frisco Square’s approximately 235,100 (unaudited) developed square feet consists of approximately 134,600 (unaudited) square feet residential, 43,500 (unaudited) square feet office, and 57,000 (unaudited) square feet retail and restaurant space. The buildings are all located on an approximately 49.5-acre (unaudited) tract of land in Frisco, Texas; another approximately 48,000 (unaudited) square-foot office building is currently under construction on the site as well. The Company acquired its ownership interest in Frisco Square through Behringer Harvard Frisco Square LP, a partially-owned subsidiary of Behringer Harvard Opportunity OP I, LP, its operating partnership. The total contract purchase price for Frisco Square, exclusive of closing and transaction costs, was approximately $67.8 million, of which $37.9 million was paid with cash and the remainder through assumed debt amounting to $29.9 million.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of Frisco Square, exclusive of items which may not be comparable to the proposed future operations of Frisco Square. The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of Frisco Square for the year ended December 31, 2006 and the six months ended June 30, 2007.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2007, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring itmes. Interim results are not necessarily indicative of results for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

Frisco Square’s operations consist of rental income earned from its tenants under lease agreements which provide for minimum rent payments. The leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $127,700 and a decrease in rental income of approximately $9,400 (unaudited) for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively.

Rental income for one retail tenant of Frisco Square is based on a percentage of that tenant’s monthly sales revenue. Three other retail tenants are subject to additional rental payments based on exceeding certain sales revenue thresholds. Contingent rental income totaled $33,427 and $27,143 (unaudited) for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively, and is included in rental income.

Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

Frisco Square

Notes to the Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007 (Unaudited) and

For the Year Ended December 31, 2006

3. LEASES

The aggregate annual minimum cash payments to be received on the non-cancelable operating leases in effect as of December 31, 2006 are as follows:

Year Ending December 31,	Amount
2007	$1,448,760
2008	2,033,264
2009	2,019,274
2010	1,894,435
2011	1,733,426
Thereafter	12,532,799
$21,661,958

The future minimum cash payments represent the base rent required to be paid under the terms of the leases exclusive of charges for real estate taxes and operating cost escalations. Approximately $13.8 million (unaudited) of the future minimum cash payments relate to future tenants who have signed long-term lease agreements with Frisco Square as of December 31, 2006 but have not yet occupied the premises.

4. NOTES PAYABLE AND RELATED INTEREST

Long-term Debt

The Company assumed various notes associated with Frisco Square from three separate lenders. A note in the amount of $21,115,280 was assumed from Comerica Bank at a variable interest rate equal to either the Prime Rate plus 0.25% or the Eurodollar Rate plus 3.0%, at the borrower’s election. Interest-only payments are due monthly with the principal due at maturity on December 3, 2007. Two notes in the amount of $8,310,512 and $531,088 were assumed from First National Bank of Omaha at variable interest rates of the Prime Rate plus 1.0% and the Prime Rate plus 3.0%, respectively. Both notes require monthly interest-only payments, with the principal due on the $8,310,512 note on November 6, 2007 and on demand for the $531,088 note. A fourth note was assumed in the amount of $1,000 from Compass Bank at a variable interest rate equal to either the Prime Rate or a rate based on LIBOR, at the borrower’s election. Interest-only payments are due monthly with the principal due at maturity on March 8, 2009. The Compass Bank note has a remaining available credit limit in the amount of $8,888,000. At December 31, 2006, the weighted average interest rate on outstanding loans was approximately 8.7%. Borrowings under these loan agreements are collateralized by substantially all of Frisco Square’s assets.

Aggregate maturities of the outstanding loans as of December 31, 2006 are reported in the table below. For reporting purposes, amounts due on demand are included in the year ending December 31, 2007.

Year Ending December 31,	Amount
2007	$29,956,880
2008	—
2009	1,000
$29,957,880

Interest Expense

For the year ended December 31, 2006 and the six months ended June 30, 2007, Frisco Square incurred approximately $786,500 and $401,100 (unaudited), respectively, in interest expense from notes assumed by the Company through various subsidiaries. Interest incurred from loans for projects that are still in progress is capitalized and will be amortized over the life of the asset once the project is completed. Capitalized interest for the year ended December 31, 2006 and the six months ended June 30, 2007 amounted to approximately $2.0 million and $1.2 million (unaudited), respectively.

Frisco Square

Notes to the Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007 (Unaudited) and

For the Year Ended December 31, 2006

5. CONCENTRATIONS AND COMMITMENTS

The following presents rental income (base rent) from tenants who individually represented more than 10% of Frisco Square’s office and retail rental income for the year ended December 31, 2006:

Name	Amount
Regus Group North Dallas d/b/a CEO Frisco Square	$342,507

* * * * * *

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On August 3, 2007, we acquired a 70% indirect ownership interest in a master-planned mixed-use development in Frisco, Texas (referred to as “Frisco Square”) consisting of approximately 49.5 acres of entitled and unimproved land plus existing improvements comprised of 114 multifamily units, approximately 57,000 square feet of retail and restaurant space, and approximately 43,500 square feet of office space.

The total contract purchase price of Frisco Square, exclusive of closing and other direct acquisition costs, was $67.8 million. We used proceeds from our offering of common stock to the public plus assumed debt to pay the contract purchase price.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of June 30, 2007 is presented as if we acquired Frisco Square on June 30, 2007. The following unaudited pro forma consolidated statements of operations for the six months ended June 30, 2007 and for the year ended December 31, 2006 are presented as if we had acquired Frisco Square on January 1, 2006. This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2007 and our annual report on Form 10-K for the year ended December 31, 2006, and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Balance Sheets

(unaudited)

	June 30, 2007 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma June 30, 2007
Assets
Real estate
Land and improvements, net	$71,610,355	$38,927,530	$110,537,885
Buildings and improvements, net	202,527,773	26,957,963	229,485,736
Real estate under development	70,761,288	2,000,000	72,761,288
Total real estate	344,899,416	67,885,493	412,784,909

Cash and cash equivalents	71,652,200	(37,060,450)	34,591,750
Restricted cash	7,716,537	4,180,755	11,897,292
Accounts receivable, net	5,314,798	—	5,314,798
Prepaid expenses and other assets	1,331,397	19,414	1,350,811
Investment in unconsolidated joint venture	22,158,067	—	22,158,067
Furniture, fixtures and equipment, net	9,252,852	125,647	9,378,499
Deferred financing fees, net	3,047,883	33,329	3,081,212
Notes receivable	16,008,726	—	16,008,726
Lease intangibles, net	20,471,479	2,209,940	22,681,419
Other intangibles, net	11,029,392	—	11,029,392
Total assets	$512,882,747	$37,394,128	$550,276,875

Liabilities and Stockholders' Equity
Mortgages payable	$149,624,786	$29,949,666	$179,574,452
Accounts payable	1,799,224	—	1,799,224
Payables to affiliates	1,713,195	—	1,713,195
Acquired below-market leases, net	17,585,502	228,414	17,813,916
Distributions payable	856,102	—	856,102
Accrued liabilities	9,734,322	354,062	10,088,384
Subscriptions for common stock	1,806,990	—	1,806,990
Other liabilities	613,857	219,411	833,268
Total liabilities	183,733,978	30,751,553	214,485,531

Commitments and contingencies

Minority interest	6,144,010	6,642,575	12,786,585

Stockholders' Equity
Preferred stock, $.0001 par value per share;50,000,000 shares authorized, none outstanding	—	—	—
Convertible stock, $.0001 par value per share;1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—
Common stock, $.0001 par value per share;350,000,000 shares authorized, 36,869,308 sharesissued and outstanding at June 30, 2007	3,687	—	3,687
Additional paid-in capital	327,631,795	—	327,631,795
Accumulated distributions in excess of net income (loss)	(4,601,639)	—	(4,601,639)
Accumulated other comprehensive loss	(29,084)	—	(29,084)
Total stockholders' equity	323,004,759	—	323,004,759
Total liabilities and stockholders' equity	$512,882,747	$37,394,128	$550,276,875

See accompanying Unaudited Notes to Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2007

	Six Months Ended June 30, 2007 as Reported	Prior Acquisitions Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Six Months Ended
	(a)	(b)	(c)	Adjustments		June 30, 2007

Revenues
Rental revenue	$11,321,235	$2,639,842	$1,534,109	$8,129	(d)	$15,503,315
Hotel revenue	617,692	3,039,189	—	—		3,656,881
Total revenues	11,938,927	5,679,031	1,534,109	8,129		19,160,196

Expenses
Property operating expenses	3,383,717	2,755,494	454,130	—		6,593,341
Interest expense	2,302,356	1,356,994	401,081	(401,081	)(e)	4,997,520
				1,338,170	(f)
Real estate taxes	1,233,224	438,017	406,004			2,077,245
Property management fees	278,629	76,587	53,839	(53,839	)(g)	424,251
				69,035	(h)
Asset management fees	794,080	322,864	—	177,945	(i)	1,294,889
General and administrative	708,333	291,662	110,286	—		1,110,281
Advertising costs	623,245	156,685	—	—		779,930
Depreciation and amortization	4,348,542	2,083,693	—	1,040,898	(j)	7,473,133
Total expenses	13,672,126	7,481,996	1,425,340	2,171,128		24,750,590

Interest income	1,573,623	95	—	—		1,573,718
Equity in losses of unconsolidated joint venture	(67,686)	—	—	—		(67,686)
Minority interest	(355,304)	198,763	—	616,269	(k)	459,728
Income (loss) before tax	(582,566)	(1,604,107)	108,769	(1,546,730)		(3,624,634)

Current income tax	17,371	—	—	—		17,371
Deferred income tax	7,716	—	—	—		7,716
Net income (loss)	$(607,653)	$(1,604,107)	$108,769	$(1,546,730)		$(3,649,721)

Weighted average shares outstanding:
Basic and diluted	25,387,830	—	—	4,556,171	(l)	29,944,001

Loss per share:
Basic and diluted	$(0.02)					$(0.12)

See accompanying Unaudited Notes to Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006

	Year Ended December 31, 2006 as Reported	Prior Acquisitions Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Year Ended

	(a)	(b)	(c)	Adjustments		December 31, 2006

Revenues
Rental revenue	$4,660,664	$24,085,492	$2,681,169	$16,258	(d)	$31,443,583
Hotel revenue	—	7,122,271	—	—		7,122,271
Total revenues	4,660,664	31,207,763	2,681,169	16,258		38,565,854

Expenses
Property operating expenses	1,555,818	9,869,414	889,839	—		12,315,071
Interest expense	560,018	4,488,869	786,461	(786,461	)(e)	7,691,897
				2,643,010	(f)
Real estate taxes	431,788	3,196,575	626,721	—		4,255,084
Property management fees	155,407	612,798	94,476	(94,476	)(g)	888,858
				120,653	(h)
Asset management fees	200,120	1,804,779	—	355,889	(i)	2,360,788
General and administrative	855,494	889,311	236,700	—		1,981,505
Depreciation and amortization	1,351,054	11,737,138	—	2,081,795	(j)	15,169,987
Total expenses	5,109,699	32,598,884	2,634,197	4,320,410		44,663,190

Interest income	2,748,918	78,817	—	—		2,827,735
Minority interest	90,935	482,652	—	1,277,154	(k)	1,850,741
Net income (loss)	$2,390,818	$(829,652)	$46,972	$(3,026,998)		$(1,418,860)

Weighted average shares outstanding:
Basic	9,629,398	—	—	19,092,081	(l)	28,721,479
Diluted	9,646,771	—	—	19,074,708	(l)	28,721,479

Earnings (loss) per share:
Basic	$0.25					$(0.05)
Diluted	$0.25					$(0.05)

See accompanying Unaudited Notes to Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.             Reflects our historical balance sheet as of June 30, 2007.

b.             Reflects cash expended to complete the acquisition of Frisco Square for approximately $73.7 million, including acquisition and closing costs. The acquisition was funded with approximately $43.8 million cash and $29.9 million of assumed debt. We have preliminarily allocated our purchase price plus acquisition and closing costs to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows:

Description	Allocation	Estimated Useful Life

Land	$38,927,530	—
Buildings	25,048,215	25 years
Site improvements	1,909,748	15 years
Real estate under development	2,000,000	—
Furniture, fixtures and equipment	125,647	7 years
Deferred financing costs	33,329	5 months
Below-market leases, net	(65,032)	4 years
In-place leases	2,046,559	6 months - 5 years
Restricted cash	4,180,755	—
Prepaid expenses and other assets	19,414	—
Accrued liabilities	(354,062)	—
Other liabilities	(219,411)	—
	$73,652,692

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired consists of land, land improvements, buildings, furniture, fixtures, and equipment. Land values are derived from appraisals, and building and land improvement values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. Furniture, fixtures and equipment values are determined based on current reproduction or replacement cost less depreciation and other estimated allowances based on physical, functional or economic factors. The values of the land improvements and buildings are depreciated over the estimated useful lives of 15 years and 25 years, respectively, using the straight-line method. Furniture, fixtures and equipment are depreciated over estimated useful lives of seven years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases using the straight-line method.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values based on our evaluation of the specific characteristics of each tenant’s lease. The aggregate value of in-place leases acquired is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

We amortize the value of in-place leases to expense over the terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense.

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2007

a.     Reflects our historical operations for the six months ended June 30, 2007.

b.     Reflects the combined pro forma results for the acquisition of Santa Clara Tech Center on May 2, 2007, 5000 S. Bowen Road on May 10, 2007, and the Lodge & Spa at Cordillera on June 6, 2007 for periods prior to the respective acquisition date.

c.     Reflects the historical revenues and certain expenses of Frisco Square for the six months ended June 30, 2007.

d.     Reflects the pro forma straight-line amortization of the above-market and below-market leases over the remaining non-cancelable terms of the leases of approximately 48 months.

e.     Reflects the reversal of historical interest expense for Frisco Square.

f.      Represents the pro forma interest expense associated with the $29.9 million of debt assumed in connection with the purchase of Frisco Square and the amortization of the deferred financing costs. The debt bears interest at a weighted average rate of 8.7% per annum.

g.     Reflects the reversal of historical property management fees for Frisco Square.

h.     Reflects the property management fees associated with the current management of Frisco Square, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

i.      Reflects the asset management fees associated with Frisco Square, for an annual asset management fee of 0.75% of the asset with respect to our 70% ownership interest.

j.      Reflects the depreciation and amortization of Frisco Square using the straight-line method over the estimated useful lives. See Unaudited Pro Forma Consolidated Balance Sheet - Note b.

k.     Reflects the minority interest in Frisco Square.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

l.              Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

	Pro Forma
	Six Months Ended
	June 30, 2007

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	21,982,107
Cash needed to acquire interest in Royal Island	22,225,753
Cash needed to acquire 5000 S. Bowen Road	18,966,772
Cash needed to acquire the Lodge & Spa at Cordillera	35,675,329
Cash needed to acquire Rio Salado	7,379,759
Cash needed to acquire Frisco Square	37,060,450
	$255,621,166

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	28,721,479
Less basic weighted average of common stock actually outstanding for the six months ended June 30, 2007 in excess of 28,721,479	1,222,522
Less historical basic weighted average of common stock outstanding at June 30, 2007	(25,387,830)
	4,556,171

(1)   Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

a.             Reflects our historical operations for the year ended December 31, 2006.

b.            Reflects the combined pro forma results for the acquisition of 12600 Whitewater on March 1, 2006, Ferncroft Corporate Center on July 13, 2006, Chase Park Plaza on December 8, 2006, Bent Tree Green on December 13, 2006, Las Colinas Commons on December 20, 2006, Santa Clara Tech Center on May 2, 2007, 5000 S. Bowen Road on May 10, 2007, and the Lodge & Spa at Cordillera on June 6, 2007 for periods prior to the respective acquisition date.

c.            Reflects the historical revenues and certain expenses of Frisco Square for the year ended December 31, 2006.

d.            Reflects the pro forma straight-line amortization of the above-market and below-market leases over the remaining non-cancelable terms of the leases of approximately 48 months.

e.            Reflects the reversal of historical interest expense for Frisco Square.

f.             Represents the pro forma interest expense associated with the $29.9 million of debt assumed in connection with the purchase of Frisco Square and the amortization of the deferred financing costs. The debt bears interest at a weighted average rate of 8.7% per annum.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

g.     Reflects the reversal of historical property management fees for Frisco Square.

h.     Reflects the property management fees associated with the current management of Frisco Square, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

i.      Reflects the asset management fees associated with Frisco Square, for an annual asset management fee of 0.75% of the asset value with respect to our 70% ownership interest.

j.      Reflects the depreciation and amortization of Frisco Square using the straight-line method over the estimated useful lives. See Unaudited Pro Forma Consolidated Balance Sheet - Note b.

k.     Reflects the minority interest in Frisco Square.

l.      Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

Pro Forma
Year Ended
December 31, 2006

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	21,982,107
Cash needed to acquire interest in Royal Island	22,225,753
Cash needed to acquire 5000 S. Bowen Road	18,966,772
Cash needed to acquire the Lodge & Spa at Cordillera	35,675,329
Cash needed to acquire Rio Salado	7,379,759
Cash needed to acquire Frisco Square	37,060,450
$255,621,166

Net cash received from each share of common stock issued	$8.90 (1)
Basic
Common stock needed to purchase the properties listed above	28,721,479
Less historical weighted average of common stock outstanding at December 31, 2006	(9,629,398)
19,092,081
Diluted
Common stock needed to purchase the properties listed above	28,721,479
Less historical weighted average of common stock outstanding at December 31, 2006	(9,646,771)
19,074,708

(1)   Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: October 19, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer